UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INFOCUS CORPORATION
(Name of Registrant as Specified In Its Charter)

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INFOCUS CORPORATION
27700B S.W. Parkway Avenue
Wilsonville, Oregon 97070

July 20, 2006

Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Tuesday, August 22, 2006, at 1:00 p.m., Pacific Daylight Time, at InFocus’ executive offices located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key members of our management and Board of Directors and to answer any questions you may have.

The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of our Annual Report to Shareholders describing our operations for the year ended December 31, 2005 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

Very truly yours,

INFOCUS CORPORATION

C. KYLE RANSON Director, President and Chief Executive Officer

INFOCUS CORPORATION
27700B S.W. Parkway Avenue
Wilsonville, Oregon 97070

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On August 22, 2006

To the Shareholders of InFocus Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INFOCUS CORPORATION, an Oregon corporation, will be held at InFocus’ executive offices located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070 on Tuesday, August 22, 2006, at 1:00 p.m., Pacific Daylight Time. The purposes of the Annual Meeting will be:

1.               To elect the Board of Directors to serve until the next Annual Meeting of Shareholders (Proposal No. 1); and

2.               To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 5, 2006, as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of our common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

All shareholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

C. KYLE RANSON Director, President and Chief Executive Officer

Wilsonville, Oregon
July 20, 2006

INFOCUS CORPORATION
27700B S.W. Parkway Avenue
Wilsonville, Oregon 97070

_______________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On August 22, 2006

______________________

Solicitation and Revocation of Proxies

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of InFocus Corporation, an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at InFocus’ executive offices located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070 on Tuesday, August 22, 2006, at 1:00 p.m. Pacific Daylight Time and any adjournment thereof. The cost of solicitation of proxies by mail on behalf of our Board of Directors will be borne by us.

The two persons named as proxies on the enclosed proxy card, C. Kyle Ranson and Roger Rowe, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for directors proposed by the Board of Directors.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of InFocus, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof.

These proxy materials and our 2005 Annual Report to Shareholders are being mailed on or about July 20, 2006 to shareholders of record on June 30, 2006 of our common stock. Our principal executive office is located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070 and our mailing address is 27700B S.W. Parkway Avenue, Wilsonville, Oregon 97070.

Voting at the Meeting

The shares of common stock constitute the only class of securities entitled to notice of and to vote at the meeting. In accordance with our Bylaws, the stock transfer records were compiled on July 5, 2006, the record date set by the Board of Directors, for determining the shareholders entitled to notice of, and to vote at, this meeting and any adjournment thereof. On that date, there were 39,799,378 shares of common stock outstanding and entitled to vote.

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual Meeting: (i) the five nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote shall be elected directors.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters. If your shares are not voted, they will not be counted in determining the number of votes cast. Shares represented by such “broker non-votes,” however, will be counted for determining whether there is a quorum.

With respect to the election of directors, directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting and broker non-votes will have no effect thereon.

ELECTION OF DIRECTORS
(Proposal No. 1)

In accordance with our Bylaws, the Board of Directors shall consist of no less than three and no more than seven directors, the specific number to be determined by resolution adopted by the Board of Directors. The Board of Directors has set the number of directors at five, and five directors are to be elected at the 2006 Annual Meeting of Shareholders.

Nominees for Director

Shares represented by proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular director or directors has been withheld in the proxy. All nominees have consented to serve as directors for the ensuing year and all of these nominees are presently serving on our board. Each of the directors, except Mr. Ranson, qualifies as an independent director under Nasdaq Stock Market corporate governance listing standards. There are no family relationships among our executive officers and directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. In the event of the death or unavailability of any nominee, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend. Proxies may not be voted for more than five nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

The Board of Directors has nominated the persons named in the following table to be elected as directors:

Name	Age	Has Been a Director Since
Peter D. Behrendt	67	1995
Michael R. Hallman	61	1992
Svein S. Jacobsen	55	2000
Duane C. McDougall	54	2003
C. Kyle Ranson	44	2004

Peter D. Behrendt has been a Venture Partner with New Enterprise Associates (NEA) since 1999. From September 2000 until 2003, Mr. Behrendt was the Chairman of the Board of Troika Networks, a storage networking company. From 1987 until 1997, Mr. Behrendt was the Chairman and Chief Executive Officer of Exabyte Corp., a publicly traded company that was the world’s largest independent manufacturer focused exclusively on tape storage products, tape libraries and recording media. In addition, prior to working at Exabyte Corp., Mr. Behrendt spent 26 years in numerous executive positions at International Business Machines, Inc. (“IBM”), including worldwide responsibility for business and product planning for IBM’s tape and disk drives and general management of IBM’s worldwide electronic typewriter business. Mr. Behrendt was an Adjunct Professor of Entrepreneurship at the University of Colorado at Boulder and holds a B.S. degree in Engineering from UCLA. Mr. Behrendt serves on the board of Western Digital Corporation and several private companies.

Michael R. Hallman has served as President of The Hallman Group, a management consulting company focusing on marketing, sales, business development and strategic planning for the information systems industry, since October 1992. Mr. Hallman served as President and Chief Operating Officer of Microsoft Corporation, a developer and manufacturer of a wide range of software products for a multitude of computing devices from February 1990 until March 1992. From 1987 to 1990, he was Vice President of the Boeing Company, a major aerospace company, and President of Boeing Computer Services. From 1967 to 1987, Mr. Hallman worked for IBM in various sales and marketing executive positions, with his final position being Vice President of Field Operations. Mr. Hallman holds a B.B.A. and an M.B.A. from the University of Michigan. Mr. Hallman is a member of the Board of Directors of Intuit, Inc., Watch Guard Technologies and Digital Insight Corp.

Svein S. Jacobsen was named a director upon the completion of the business combination with Proxima ASA in June 2000. Mr. Jacobsen is the former Chairman of the Board of Proxima ASA. He has an M.B.A. from the Norwegian School of Business and is also a Norwegian State Authorized Public Accountant. After having worked in an Oslo based audit firm for seven years, including three years as partner, he became Vice President Finance/CFO of Tomra Systems ASA, a reverse vending machine company, in 1984 and President and CEO from 1988 to 1996. From 1996 to present, Mr. Jacobsen has been a private investor and serves on several boards, both as chairman and member, including Polimoon ASA, Orkla ASA, Expert ASA and Zenitel NV.

Duane C. McDougall was named a director on January 24, 2003. Mr. McDougall is retired from Willamette Industries, Inc., a diversified, integrated forest products company, where he served as President and Chief Executive Officer from 1998 until 2002, when Willamette Industries was acquired by Weyerhaeuser Corp. Mr. McDougall was employed by Willamette Industries in various senior operational and financial roles for a total of 23 years. Mr. McDougall holds a B.S. degree in Accounting from Oregon State University. Mr. McDougall also serves on the boards of Cascade Corporation, Greenbrier Companies and West Coast Bancorp.

C. Kyle Ranson was named a director effective September 1, 2004. Mr. Ranson joined InFocus in April 2003 as Executive Vice President of Worldwide Sales and Marketing. In December 2003, Mr. Ranson was promoted to President and Chief Operating Officer and, effective September 1, 2004, he became President and Chief Executive Officer. From 1987 to 2003, Mr. Ranson worked in various capacities for Compaq/Hewlett-Packard Company, manufacturers and providers of information technology infrastructure, personal computing and other access devices, global services and imaging and printing services. His last position with Compaq/Hewlett Packard was Vice President of Sales and Marketing Programs, Personal Systems Group. Mr. Ranson holds a degree in design engineering from Brunel University in the United Kingdom.

DIRECTOR INDEPENDENCE AND LEAD INDEPENDENT DIRECTOR

The Board of Directors has determined that Messrs. Behrendt, Hallman, Jacobsen and McDougall are each an “independent director” under Nasdaq Stock Market Marketplace Rule 4200(a)(15). The Board of Directors has also determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

In February 2004, the Board of Directors designated Mr. Hallman as the Lead Independent Director pursuant to the InFocus Corporate Governance Policies. The Lead Independent Director may periodically help schedule or conduct separate meetings of the independent directors and perform such other duties as may be determined by the Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held 15 meetings during the year ended December 31, 2005. During 2005, no director attended fewer than 75% of the meetings of the Board of Directors and any committees of which the director was a member. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors does not currently have a policy with regard to attendance of board members at our Annual Meeting of Shareholders; however, we attempt to hold a regularly scheduled board meeting in conjunction with our Annual Meeting of Shareholders. All of our directors attended our 2005 Annual Meeting of Shareholders. The 2006 Annual Meeting was delayed due to the delay in completion of the audit of our 2005 financial statements. Due to the delay, a board meeting will not be held in conjunction with the 2006 Annual Meeting.

The Audit Committee was composed of Messrs. McDougall (Committee Chair), Behrendt, Hallman and Jacobsen during 2005. The Audit Committee oversees our accounting, financial reporting and internal control processes and the independent audit of our financial statements. The Audit Committee reviews, with our independent registered public accounting firm and representatives of management, the scope and results of audits, the appropriateness of accounting principles used in financial reporting and the adequacy of financial and operating controls. The Audit Committee held 12 meetings in 2005, including meetings to review the quarterly and annual financial statements and press releases with our management and independent registered public accountants prior to release. The Audit Committee Charter was attached as Appendix A to our proxy statement for our 2004 Annual Meeting and is also available on our corporate website at www.infocus.com.

The Compensation Committee was composed of Messrs. Behrendt (Committee Chair), Hallman, Jacobsen and McDougall during 2005. The Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of our executives, produces an annual report on executive compensation for inclusion in our annual proxy statement and acts as the plan administrator of our stock incentive plans. The Compensation Committee sets the annual compensation of the Chief Executive Officer and other executive officers. The Compensation Committee also reviews and approves the evaluation process and compensation structure under which compensation is paid or awarded to our executive officers. The Compensation Committee held 10 meetings during 2005. The Compensation Committee Charter was attached as Appendix C to our proxy statement for our 2004 Annual Meeting and is also available on our corporate website at www.infocus.com.

The Nominating and Corporate Governance Committee was composed of Messrs. Hallman (Committee Chair), Behrendt, Jacobsen and McDougall during 2005. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending nominees to the Board for election at the Annual Meeting of Shareholders. In addition, the Nominating and Corporate Governance Committee is responsible for developing and monitoring a process to assess the effectiveness of the Board and developing a set of corporate governance guidelines. The Nominating and Corporate Governance Committee held one meeting during 2005. The Nominating and Corporate Governance Committee Charter was attached as Appendix B to our proxy statement for our 2004 Annual Meeting and is also available on our corporate website at www.infocus.com.

NOMINATIONS TO OUR BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for recommending nominees for our Board of Directors.

As provided in our Corporate Governance Policies, the Nominating and Corporate Governance Committee will consider suggestions from shareholders concerning possible candidates for nomination to the Board of Directors. Such suggestions should be submitted to the Committee Chair of the Nominating and Corporate Governance Committee.

Nominees for election at the 2006 Annual Meeting of Shareholders are all current directors and were originally recommended to our board by various sources, including our outside directors, advisors and other referral sources.

Qualifications of Directors

Qualifications required of individuals for consideration as a board nominee will vary according to the particular areas of expertise being sought as a complement to our existing board composition at the time of any vacancy. However, minimum qualifications include high levels of leadership experience in business, substantial knowledge about issues faced by publicly traded companies, experience in positions demonstrating expertise and judgment, including on other boards of directors, personal and professional integrity, availability and demonstrated commitment. We seek a board that possesses the background, skills, expertise and commitment necessary to make a significant contribution to our company. The Nominating and Corporate Governance Committee will evaluate potential nominees by reviewing qualifications, considering references, conducting interviews and reviewing such other information as committee members may deem relevant. We have not employed consultants to help us identify or screen prospective directors in the past, but may do so at the discretion of the Nominating and Corporate Governance Committee.

Director Nominations by Shareholders

Our bylaws provide that nominations for election to the Board of Directors may be made only by the Board or a Board committee, or by any shareholder of record entitled to vote in the election of Directors at the meeting. A shareholder who wishes to make a nomination must give written notice, by personal delivery or mail, to the Secretary of InFocus Corporation. In the case of an annual meeting of shareholders, the notice must generally be received at our principal executive office not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting. However, our 2007 Annual Meeting is expected to be held on May 3, 2007, less than nine months after our 2006 Annual Meeting. As such, notice of a nomination related to the 2007 Annual Meeting must be received by us no later than March 5, 2007.

To be effective, the notice must set forth all information required by Section 3.3 of our bylaws, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, certain information must be provided about the shareholder or shareholder group making a nomination, as detailed in Section 3.3 of our bylaws. Finally, a shareholder or shareholder group making a nomination must comply with all applicable requirements of the Exchange Act, including providing a nominee’s consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may send correspondence to our Board of Directors or to any individual director at: InFocus Corporation, 27700B SW Parkway Avenue, Wilsonville, Oregon 97070.

Your communications should indicate that you are an InFocus Corporation shareholder. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the board or any individual director.

DIRECTOR COMPENSATION

During 2005 our non-employee directors were compensated as follows(1):

	Mr. Behrendt	Mr. Hallman	Mr. Jacobsen	Mr. McDougall
Annual retainer	$28,000	$28,000	$28,000	$28,000
$2,500 fee for each Board meeting attended in person	15,000	15,000	10,000	15,000
Payments for telephonic Board meetings (effective September 13, 2005)	2,750	2,750	2,750	2,750
Audit Committee retainer	7,500	7,500	7,500	—
Audit Committee Chair retainer	—	—	—	15,000
Compensation Committee retainer	—	5,000	5,000	5,000
Compensation Committee Chair retainer	10,000	—	—	—
Nominating and Corporate Governance Committee retainer	2,500	—	2,500	2,500
Lead Director and Nominating and Corporate Governance Committee Chair retainer	—	10,000	—	—
	$65,750	$68,250	$55,750	$68,250

(1)          Mr. John Harker, a former Director and former employee, and Mr. Ranson, a current employee, did not receive any additional fees beyond their regular compensation arrangements related to their Board service.

The non-employee Directors are reimbursed for their expenses in attending meetings of our Board of Directors. In addition, each non-employee Director is granted an option to purchase 30,000 shares of our common stock upon initial election to the Board. Upon re-election to the Board at the 2005 Annual Shareholders’ Meeting, each non-employee Director received an option to purchase 15,000 shares. In May 2006, following the anniversary of the 2005 Annual Meeting, each non-employee Director was granted an option to purchase 25,000 shares of our common stock. Committee chairs also receive an additional option to purchase 1,000 shares of our common stock. Non-employee Directors also receive restricted stock grants based on a ratio of one share for every two shares of our common stock purchased by them up to a maximum of 5,000 shares per year. We do not pay any additional remuneration to employees of InFocus who also serve as Directors.

The following table summarizes option awards to the non-employee Directors during 2005. As noted above, the annual stock option grant for non-employee Directors was increased from 15,000 to 25,000 shares in 2006. No restricted stock awards were given to the non-employee Directors during 2005.

Name	Number of Shares Covered by Options	Price of Options Granted
Peter Behrendt	16,000	$3.50
Michael Hallman	16,000	$3.50
Svein S. Jacobsen	15,000	$3.50
Duane C. McDougall	16,000	$3.50
	63,000

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has determined that Duane McDougall, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

AUDIT COMMITTEE REPORT

During 2005, the Audit Committee was composed of Messrs. McDougall (Committee Chair), Behrendt, Hallman and Jacobsen, all of whom meet applicable independence standards for audit committee members, including Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules and Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee’s activities are governed by a written charter, which was adopted by the Board in January 2000 and most recently amended in February 2004. The charter was attached to our proxy statement for our 2004 Annual Meeting as Appendix A and is also available on our corporate website at www.infocus.com.

The Audit Committee reviews, with our independent registered pubic accountants and representatives of management, the audited financial statements, the scope and results of audits, the appropriateness of accounting principles used in financial reporting and the adequacy of financial and operating controls. The Audit Committee held 12 meetings in 2005, including the meetings to review the quarterly and annual financial statements and press releases with our management and independent registered public accountants prior to release.

Management is responsible for InFocus’ internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its responsibilities, the Audit Committee and its individual members have met with management and InFocus’ independent registered public accountants, KPMG LLP, to review the accounting functions, the audited financial statements for the year ended December 31, 2005 and the audit process. The Audit Committee discussed and reviewed with the independent registered public accountants all matters that the independent registered public accountants were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent registered public accountants’ audit of the financial statements, matters related to InFocus’ internal control and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the accountants any relationships that may impact their objectivity and independence.

Based on its review and discussions with management and InFocus’ independent registered public accountants, the Audit Committee recommended to the Board of Directors that the audited Financial Statements be included in InFocus’ Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the United States Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Mr. McDougall (Chair)
Mr. Behrendt
Mr. Hallman
Mr. Jacobsen

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has not made a decision related to the appointment of independent registered public accountants as auditors for the year ending December 31, 2006. Due to the delay in completion of the 2005 annual audit, the Audit Committee has delayed the finalization of the 2006 independent registered public accountant selection process. Now that the 2005 audit has come to closure, the Audit Committee plans to complete the 2006 independent registered public accountant selection process as expeditiously as possible. KPMG LLP (“KPMG”) was the independent registered public accountant for the year ended December 31, 2005. A representative of KPMG is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and will be available to respond to appropriate shareholder questions.

Fees Paid to KPMG LLP Related to 2005 and 2004

	2005	2004
Audit Fees(1)	$1,285,000	$1,189,000
Audit Related Fees(2)	14,000	13,000
Tax Fees(3)	185,000	259,000
All Other Fees(4)	9,000	—
	$1,493,000	$1,461,000

(1)          Represents the audit of the consolidated financial statements, the report on internal control over financial reporting, quarterly reviews and statutory audits of foreign subsidiaries.

(2)          Principally represents the audit of an employee benefit plan.

(3)          Principally represents various forms of tax compliance assistance, both foreign and domestic.

(4)          Principally represents miscellaneous services.

Pre-Approval Policies

All audit and non-audit services performed by KPMG, and all audit services performed by other independent registered public accountants, must be pre-approved by the Audit Committee or the Audit Committee Chair. These services include, but are not limited to, the annual financial statement audit, statutory audits of our foreign subsidiaries, audits of employee benefit plans, tax compliance assistance, tax consulting and assistance with executing our merger and acquisition strategy. KPMG may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including, but not limited to, any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services and management or human resources functions. None of the services disclosed above under “Audit Related Fees” or “Tax Fees” was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 9, 2006, certain information furnished to us with respect to ownership of our common stock of (i) each director, (ii) the “named executive officers” (as defined under “Executive Compensation”), (iii) all persons known by us to be beneficial owners of more than 5% of our common stock, and (iv) all current executive officers and directors as a group.

	Common Stock (1)
Shareholder	Number of Shares (2)	Percent of Shares Outstanding
Wells Fargo & Company (3)	4,553,050	11.4%
420 Montgomery Street
San Francisco, CA 94104

FMR Corp. (4)	3,962,700	10.00%
82 Devonshire Street
Boston, Massachusetts 02109

Dimensional Fund Advisors (5)	3,184,629	8.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Royce & Associates, LLC (6)	2,402,000	6.0%
1414 Avenue of the Americas
New York, NY 10019

David J. Green and Company, LLC (7)	2,224,907	5.6%
599 Lexington Avenue
New York, New York 10022

C. Kyle Ranson	492,501	1.2%

Michael R. Hallman	198,601	*

Peter D. Behrendt	171,638	*

John V. Harker	140,732	*

Roger Rowe	115,750	*

Duane C. McDougall	97,000	*

Joseph O’Sullivan	93,113	*

Svein S. Jacobsen	75,000	*

Scott Ballantyne	74,695	*

John B. Daines	65,187	*

Michael D. Yonker	7,898	*

All current executive officers and directors as a group (13 persons)	1,668,477	4.1%

*Less than one percent

(1)          Applicable percentage of ownership is based on 39,799,378 shares of common stock outstanding as of June 9, 2006 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after June 9, 2006 and shares of common stock subject to restricted stock that vests within 60 days after June 9, 2006 are deemed outstanding for computing the percentage ownership of the person holding such options or restricted stock, but are not deemed outstanding for computing the percentage of any other person. The beneficial owner has sole voting and investment powers with respect to such shares unless otherwise noted.

(2)          Includes shares of common stock subject to options exercisable within 60 days after June 9, 2006 as follows:

Name	Number of Options
C. Kyle Ranson	400,001
Michael R. Hallman	138,601
Peter D. Behrendt	125,881
Roger Rowe	106,250
Duane C. McDougall	77,000
Joseph O’Sullivan	67,813
Svein S. Jacobsen	75,000
Scott Ballantyne	50,000
John B. Daines	58,437
All current executive officers and Directors as a group	1,374,625

In addition, Mr. Ranson’s shares also include 2,500 shares of restricted stock that vest within 60 days.

(3)          Information obtained from Schedule 13G dated June 14, 2006 filed by Wells Fargo & Company (“Wells Fargo”), a Parent Holding Company. One entity, Wells Capital Management Incorporated, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 4,508,050 of the 4,553,050 shares. Wells Fargo has sole voting power with respect to 3,768,750 of the shares and sole dispositive power with respect to all 4,553,050 of the shares.

(4)          Information obtained from Schedule 13G/A dated February 14, 2005 filed by FMR Corp., a parent holding company. Fidelity Low Priced Stock Fund, in its capacity as an investment advisor, is deemed to be the beneficial owner of the 3,962,700 shares. FMR Corp. does not have any voting power over the 3,962,700 shares.

Members of Edward C. Johnson 3rd’s family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Abigail P. Johnson, a Director of FMR Corp., owns 24.5% and Edward C. Johnson 3rd, Chairman of FMR Corp., owns 12% of Class B shares. The Johnson family and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B Shares. Accordingly, through their ownership of voting commons tock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

(5)          Information obtained from Schedule 13G/A dated February 1, 2006 filed by Dimensional Fund Advisors, Inc., an investment advisor registered under Section 203 of the Investment Advisers Act of 1940.

(6)          Information obtained from Schedule 13G dated January 25, 2006 filed by Royce & Associates, LLC., an investment advisor registered under Section 203 of the Investment Advisers Act of 1940.

(7)          Information obtained from Schedule 13G dated February 9, 2006 filed by David J. Green and Company, LLC (“David Green”), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. David Green has shared voting power with respect to 1,666,907 of the 2,224,907 shares.

CODE OF ETHICS

We adopted the InFocus Corporation Code of Conduct, which is a code of conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial officer. We filed a copy of our Code of Conduct as exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2003. You can also access our Code of Conduct on our website at www.infocus.com.

EXECUTIVE OFFICERS

The following table identifies our executive officers as of July 20, 2006, the positions they hold and the year in which they began serving as an executive officer. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Officer Since
C. Kyle Ranson	44	Director, President and Chief Executive Officer	2003

Scott S. Ballantyne	39	Chief Marketing Officer	2005

Brian Dennison	45	Vice President, Americas Sales	2006

Monique Herman	36	Vice President, Customer Service and Business Strategy	2005

Joseph O’Sullivan	49	Vice President, Global Operations	2004

Candace L. Petersen, Ph.D.	54	Vice President and General Manager, TUN	2002

Roger Rowe	45	Vice President, Finance, Chief Financial Officer and Secretary	2004

Steve Stark	51	Vice President, Engineering	2005

For information on the business background of Mr. Ranson see “Nominees For Director” above.

Scott S. Ballantyne joined InFocus in March 2005 as Chief Marketing Officer. From July 2003 until joining InFocus, Mr. Ballantyne served as Senior Vice President, Segment and Channel Marketing for T-Mobile USA, a nation-wide wireless service provider. From July 2000 until joining T-Mobile USA, Mr. Ballantyne was the Vice President and General Manager for Marketing Operations for Asia Global Crossing Ltd., a provider of telecommunications products and services to customers requiring pan-Asian connectivity. From August 1998 until joining Asia Global Crossing Ltd., Mr. Ballantyne was the Vice President of Marketing for the Latitude Division of Dell Computer Corporation, a personal computer company. Prior to this, Mr. Ballantyne spent 11 years in a variety of management capacities with Motorola Semiconductors Ltd, a semiconductor company. Mr. Ballantyne holds an M.B.A. from the University of Strathclyde Business School and a B.S.c. degree in Physics from the University of Paisley, College of Technology.

Brian Dennison joined InFocus in April 2006 as Vice President of Americas Sales. From March 2003 to April 2006, Mr. Dennison was the CEO and President of By d:sign,  a startup consumer electronics firm that specialized in the flat panel television industry. From 1990 through March 2003, Mr. Dennison held various sales management positions at Compaq Computer Corporation, with his last positions being Vice President and General Manager for the North American Consumer Division. Mr. Dennison holds a B.S. degree in Computer Science from Texas A&M University.

Monique Herman joined InFocus in February 2001 as Senior Director of Finance. In May 2002, Ms. Herman was promoted to Vice President, International Finance and spent two years located at our European headquarters in Amsterdam, The Netherlands. Ms. Herman returned to the corporate headquarters in February of 2004 and performed in various capacities until November 2005, when she took over as Vice President, Customer Service and Business Strategy. From January 2000 to January 2001, Ms. Herman served as Director of Finance at Xerox Corporation, a manufacturer, marketer and financer of document equipment, software, solutions and services. Prior to this, Ms. Herman served for two years as Customer Support Controller and two years as EMEA Sales Operations Manager at Tektronix, Inc., a developer and manufacturer of test, measurement and monitoring solutions for a wide variety of customers in many industries. Ms. Herman holds a Bachelor Degree in Accounting, as well as a Post Graduate Management Accounting degree from the University of Stellenbosch, South Africa.

Joseph O’Sullivan joined InFocus in September 2004 as Vice President, Global Supply Chain Management and in January 2006, Mr. O’Sullivan’s title became Vice President, Global Operations. Prior to joining InFocus, Mr. O’Sullivan was a consultant working with Banta Global Turnkey, a global outsourcing company from March 2003 to September 2004. Prior to that, Mr. O’Sullivan held various executive positions at Apple Computer, Inc. from 1988 to 2003 with his final position being Vice President of Asia Operations. Apple Computer designs, manufactures, and markets personal computers and a line of portable digital music players along with related software, services, accessories, and networking solutions.

Candace L. Petersen, Ph.D. joined InFocus in November 2000 as Vice President of Product Management and Services. In January 2002, Dr. Petersen was named as an executive officer and in April 2002, her title became Vice President, Corporate Marketing and Strategy and in January 2005 her title became Vice President, Corporate Strategy. In November 2005, Ms. Petersen’s title became Vice President and General Manager, TUN. From August 1997 until joining InFocus, Dr. Petersen served as associate professor at Portland State University’s M.B.A. program and was Principal and Founder of Petersen and Prusia, an advanced display industry consulting firm. From August 1993 until June 1997, Dr. Petersen was employed at InFocus while completing her doctorate. Prior to working at InFocus, she held various management positions in strategy, business analysis and sales and marketing at IBM, Boise Cascade and Armco Steel. Dr. Petersen holds a B.A. in Mathematics and Economics from Virginia Tech, and M.B.A. and Ph.D. degrees from Portland State University.

Roger Rowe joined InFocus in April 2002 as Vice President, Finance and Corporate Controller. Effective September 13, 2005, Mr. Rowe became Vice President, Finance, Chief Financial Officer and Secretary. From October 1999 to March 2002, Mr. Rowe served as Corporate Controller and then CFO for Preview Systems, Inc., which was a provider of Internet-based infrastructure solutions that enabled networks for distribution and licensing of digital goods. From June 1998 to October 1999, Mr. Rowe held several positions at North Pacific Group, a wholesale trading and distribution company, with his most recent position being Vice President. Prior to this, Mr. Rowe spent 10 years in a variety of management capacities with Mentor Graphics Corporation, a software company. Mr. Rowe is a Certified Public Accountant, currently on inactive status, and holds a B.S. degree in Finance and Accounting from the University of Idaho.

Steve Stark joined InFocus in 1992 as a manufacturing engineer and also spent 10 years in our research and development department as a Design Engineer, Projection Display Architect, and Engineering Director. In September 2005, Mr. Stark was promoted to Vice President, Engineering. Prior to joining InFocus, Mr. Stark held a variety of design and test engineering leadership positions for 17 years at Tektronix, Inc. Mr. Stark holds a B.S. degree in Electronics Engineering from the University of Portland, has completed continuing programs in Engineering and Technology Management, and is the author of several patents in the InFocus technology portfolio.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, the next four most highly compensated executive officers, each of whom earned more than $100,000 during 2005, and two others who would have been included except for the fact that they were not executive officers at December 31, 2005 (herein referred to as the “named executive officers”) for the fiscal years ended December 31, 2005, 2004 and 2003.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)	Other Annual Compensation (($)	Restricted Stock Awards ($) (2)	Securities Underlying Options (#)	All Other Compensation ($)(3)
C. Kyle Ranson (4)	2005	$511,539	$6,000	$—	$21,050	100,000	$4,119
President and Chief	2004	416,250	148,850	—	—	100,000	2,807
Executive Officer	2003	200,000	200,000	—	257,650	225,000	1,018

Scott Ballantyne (5)	2005	215,000	182,500	—	398,819	50,000	1,784
Chief Marketing Officer	2004	—	—	—	—	—	—
	2003	—	—	—	—	—	—

John B. Daines (6)	2005	195,581	31,784	9,602	9,473	30,000	117,522
Former Vice President	2004	—	—	—	—	—	—
and General Manager,	2003	—	—	—	—	—	—
EMEA and Asia Sales

Joseph O’Sullivan (7)	2005	226,825	—	—	21,050	55,000	75,602
Vice President, Global	2004	65,269	11,426	—	—	30,000	—
Operations	2003	—	—	—	—	—	—

Roger Rowe (8)	2005	220,739	6,000	—	9,123	9,058	1,684
Vice President, Finance,	2004	195,335	38,918	—	—	15,000	1,442
Chief Financial Officer	2003	—	—	—	—	—	—
and Secretary

John V. Harker (9)	2005	396,384	6,000		—	15,000	1,044,307
Former Chairman of the	2004	594,000	223,994	—	—	—	22,693
Board	2003	561,000	6,000	—	30,680	60,000	22 612

Michael D. Yonker (10)	2005	324,519	6,000	—	10,410	50,000	349,551
Former Executive Vice	2004	306,923	89,302	—	—	20,000	2,195
President, Chief	2003	279,519	623	—	—	100,000	2,615
Financial Officer and
Secretary

(1)          Amounts shown include cash compensation earned in each respective year. Amounts under the Bonus column include 401(k) matching payments in all years, quarterly profit sharing earned in 2004 and annual bonuses earned pursuant to established bonus plans in 2004. In addition, as discussed below, Mr. Ranson’s bonus in 2003 includes a signing bonus, Mr. Ballantyne’s bonus in 2005 includes a signing bonus and Mr. Daines’ bonus in 2005 includes a foreign assignment bonus and a management objective bonus.

(2)          Restricted stock held by each of the named executive officers and the value thereof, calculated by multiplying the number of shares by the closing price of our common stock on December 31, 2005, $4.01, was as follows:

Name	Restricted Shares Held	Value
C. Kyle Ranson	35,000	$140,350
Scott Ballantyne	63,748	255,629
John B. Daines	2,250	9,023
Joseph O’Sullivan	5,000	20,050
Roger Rowe	3,167	12,700
John V. Harker	—	—
Michael D. Yonker	—	—

(3)          All Other Compensation in 2005 included the following:

Name	Tax Preparation	Insurance Premiums	Financial Planning	Foreign Service Assignment Compensation	Value of Products Received	Severance
C. Kyle Ranson	$—	$2,407	$1,712	$—	$—	$—
Scott Ballantyne	—	1,784	—	—	—	—
John B. Daines	500	1,604	—	115,418	—	—
Joseph O’Sullivan	—	—	—	75,602	—	—
Roger Rowe	—	1,534	150	—	—	—
John V. Harker	2,079	20,338	1,108	—	—	1,020,782
Michael D. Yonker	—	2,371	—	—	8,133	339,047

(4)          Included in Mr. Ranson’s bonus for 2003 is a $200,000 signing bonus, which he received upon joining InFocus.

(5)          Mr. Ballantyne joined InFocus in March 2005 and, accordingly, his compensation information includes amounts earned from that time. Mr. Ballantyne’s bonus in 2005 represents a signing bonus.

(6)          Mr. Daines became an executive officer during 2005 and, accordingly, there is no compensation information included for 2004 or 2003. Mr. Daines’ bonus in 2005 includes a $16,250 foreign assignment bonus and a $9,554 bonus for achieving certain management objectives. Other Annual Compensation for Mr. Daines represents tax reimbursement related to his foreign assignment. Mr. Daines’ employment with InFocus terminated in July 2006.

(7)          Mr. O’Sullivan joined InFocus in September 2004 and, accordingly, his compensation information includes amounts earned from that time.

(8)          Mr. Rowe became an executive officer during 2004 and, accordingly, there is no compensation information included for 2003.

(9)          Mr. Harker’s employment with InFocus terminated October 3, 2005 and, accordingly, his compensation information includes amounts earned through that time. Under the Company’s executive severance pay plan, Mr. Harker was entitled to salary continuation for a period of two years. In light of certain recently enacted tax regulations, Mr. Harker chose to receive his $1.0 million severance benefit in one lump sum in order to avoid potential tax penalties. The remainder of Mr. Harker’s 2005 severance represents the value of continued medical benefits coverage.

(10)    Mr. Yonker’s employment with InFocus terminated December 31, 2005, although he ceased to be an executive officer effective September 13, 2005. Under the Company’s executive severance pay plan, Mr. Yonker is entitled to severance benefits equal to one year’s salary of $325,000 plus medical benefits of $14,047. Pursuant to the executive severance pay plan, none of the severance was paid to Mr. Yonker in 2005, but is being paid over the course of 2006.

Option Grants in Last Fiscal Year

The following table contains information concerning the grant of stock options under our 1998 Stock Incentive Plan (the “Stock Incentive Plan”) to the named executive officers in 2005.

	Individual Grants (1) (2)				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of	% of Total
	Securities	Options
	Underlying	Granted to
	Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal Year	Price ($/Sh.)	Date	5% ($)	10% ($)
C. Kyle Ranson	100,000	11.5%	$6.53	02/17/10	$180,412	$398,663
Scott Ballantyne	50,000	5.8	6.40	02/28/10	88,410	195,363
John B. Daines (4)	30,000	3.5	6.53	02/17/10	54,124	119,599
Joseph O’Sullivan	30,000	3.5	6.53	02/17/10	54,124	119,599
	25,000	2.9	3.50	05/03/10	24,175	53,420
Roger Rowe	30,000	3.5	6.53	02/17/10	54,124	119,599
	15,000	1.7	3.50	09/13/10	14,505	32,052
John V. Harker (5)	15,000	1.7	4.21	06/24/10	17,447	38,554
Michael D. Yonker (5)	50,000	5.8	6.53	02/17/10	90,204	199,328

(1)          Options granted in 2005 vest as to 25% of the options granted on the first anniversary of the grant date, and as to an additional 1/48th of the options granted each month thereafter, with full vesting occurring on the fourth anniversary date. Under the terms of the Stock Incentive Plan, the Compensation Committee of the Board of Directors, as plan administrator, retains discretion, subject to Stock Incentive Plan limits, to modify the terms of outstanding options.

(2)          Options held by all executive officers that were granted prior to December 31, 2005 become immediately exercisable, without regard to any contingent vesting provision to which such option may otherwise be subject, in the event of the occurrence of certain change-in-control events. Vesting acceleration, if any, of options granted on or after January 1, 2006, will be determined by the administrator of the Stock Incentive Plan in granting each particular option.

(3)          These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the five-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.

(4)          Mr. Daines’ options will expire 90 days after his July 2006 termination date.

(5)          Mr. Harker and Mr. Yonker’s options terminated 90 days after their respective termination dates.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

The following table provides information concerning the exercise of options during 2005 and unexercised options held as of the end of the fiscal year, with respect to the named executive officers.

Name	Number of Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options At FY-End Exercisable/ Unexercisable			Value of Unexercised In-The-Money Options At FY-End (1) Exercisable / Unexercisable
C. Kyle Ranson	—	—	375,001	/	49,999	$—	/	$—
Scott Ballantyne	—	—	50,000	/	—	—	/	—
John B. Daines	—	—	58,437	/	—	—	/	—
Joseph O’Sullivan	—	—	60,000	/	25,000	—	/	12,750
Roger Rowe	—	—	106,250	/	15,000	—	/	7,650
John V. Harker	—	—	845,158	/	—	—	/	—
Michael D. Yonker	—	—	338,200	/	—	—	/	—

(1)          Market value of the underlying securities at December 31, 2005, $4.01 per share, minus exercise price of the unexercised options.

Restricted Stock Awards in Last Fiscal Year

The following table provides information concerning the grant of restricted stock pursuant to our Stock Incentive Plan during 2005 with respect to the named executive officers.

Name	Number Of Shares (#)	Period Until Maturation
C. Kyle Ranson(1)(2)	5,000	3 years
Scott Ballantyne(3)	60,000	4 years
Scott Ballantyne(1)(2)	3,748	3 years
John B. Daines(1)(2)	2,250	3 years
Joseph O’Sullivan(1)(2)	5,000	3 years
Roger Rowe(1)(2)	2,167	3 years
John V. Harker	—	—
Michael D. Yonker(1)(2)	2,633	3 years

(1)          Restricted stock is awarded based on a ratio of one share for every two shares purchased up to a maximum of 5,000 shares per person for qualifying purchases made during any one calendar year.

(2)          Each share of restricted stock vests at the end of a three-year period of continuous service as an elected or appointed officer or director, beginning with the date of the qualifying purchase. However, if the shares held or purchased that resulted in the restricted shares being issued are sold prior to the end of the three-year vesting period, a proportionate number of restricted shares as the shares sold will vest at the end of a nine-year period of continuous service as an elected or appointed officer or director. Any unvested restricted stock will become fully vested immediately prior to consummation of a change-in-control.

(3)          Restricted stock was granted to Mr. Ballantyne upon his hiring in March 2005. The restricted stock vests as to 25% of the total grant on each of the first four anniversaries of the grant date until fully vested. Any unvested restricted stock will become fully vested immediately prior to consummation of a change-in-control.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

Executive Severance Pay Plan

The Executive Severance Pay Plan (the “Executive Plan”) provides for the payment of severance benefits to persons currently serving as executives of InFocus. Under the Executive Plan, covered executives are entitled to receive severance benefits in the event their employment is terminated without cause. In addition, a covered executive is entitled to severance benefits in the event the executive terminates his/her employment for “good reason.” In general, an executive has “good reason” to terminate employment if, within 18 months after a “change-in-control,” one of the following occurs: substantial alteration of the executive’s duties or responsibilities; material reduction of the executive’s pay or benefits; relocation of the executive’s place of employment by more than 35 miles; or failure to pay the executive’s compensation within 10 days of the date it is due.

For executives holding Vice President, Senior Vice President or Executive Vice President titles, the amount of severance or retention benefits payable under the Executive Plan is 12 months of salary continuation. For executives holding Chief Executive Officer and/or President titles, the period of salary continuation is 24 months. In addition to salary continuation, the executives receive a lump sum payment covering the cost of continuing the executive’s health insurance during the period of salary continuation, as well as outplacement services for the salary continuation period. The amount of severance pay is subject to reduction in the event any portion of the payment would be subject to the excise tax imposed under the so-called “golden parachute” provisions of the Internal Revenue Code.

In order to receive severance or retention benefits under the Executive Plan, covered executives must sign a release of any claims against InFocus. In addition, severance payments may be immediately terminated in the event the executive discloses any of our confidential information or violates certain non-competition provisions. There is a six-month delay in the commencement of payment of benefits to any executive who is a “specified employee” as that term is used in Section 409A of the Internal Revenue Code.

Stock Option Agreements

The stock option agreements of all executive officers provide that all options held that were granted prior to December 31, 2005 shall become immediately exercisable, without regard to any contingent vesting provision to which such option may otherwise be subject, in the event of the occurrence of a change-in-control. Vesting acceleration, if any, of options granted on or after January 1, 2006, will be determined by the administrator of the Stock Incentive Plan in granting each particular option. In addition, any unvested restricted stock will become fully vested immediately prior to the consummation of a change-in-control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, the Compensation Committee of the Board of Directors was composed of Messrs. Behrendt (Committee Chair), Hallman, Jacobsen and McDougall. All members of the Compensation Committee are non-employee, outside directors. Although Mr. Ranson, our President and Chief Executive Officer, served on our Board of Directors in 2005 while also an employee and participated in compensation discussions, he did not participate in any deliberations or decisions regarding his own compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy and Policies

Our philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on performance. Executive officer compensation includes competitive base salaries, annual bonus plans based on company financial performance and personal performance goals and long-term stock-based incentive opportunities in the form of options exercisable to purchase our common stock and matching grants of restricted stock when an officer purchases and holds our common stock. It is also the policy of the Compensation Committee that, to the extent possible, compensation will be structured so that it meets the “performance-based” criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations. The Compensation Committee has the right to waive pre-established performance criteria in granting awards.

Base Salaries

In setting base salaries that were competitive with other high technology companies, we participated in and reviewed Radford’s Total Compensation Survey conducted by Radford Associates. When selecting comparables, we selected companies with revenue between $200 million and $1.0 billion, regardless of industry. Executives’ salaries paid in 2005 were targeted within the 60th percentile compared to the range of salaries paid by companies in the salary survey mentioned above. Many of the companies included in the above mentioned survey are also included in the indices used in the stock performance graph on page 20.

Annual Bonus Awards for 2005

The 2005 Executive Bonus Plan (the “Bonus Plan”) provided for annual bonuses in two components. First, the Bonus Plan provided for quarterly profit sharing bonuses equal to a percentage of each officer’s quarterly salary. This percentage was determined by dividing the quarterly non-officer profit sharing bonus pool paid quarterly to non-officer employees by total non-officer compensation for the quarter. No amounts were paid under this portion of the Bonus Plan for 2005.

Second, the Bonus Plan provided for the payment of executive officer bonuses based on meeting corporate adjusted net income objectives, as well as individual/team results. The targeted bonus was 80% of annual salary for the Chief Executive Officer and between 45% and 65% of annual salary for all other executive officers. Additional amounts were to be paid for achieving greater than 100% of the targeted adjusted net income goal. The adjusted net income target amount had to be met at the 75% level or greater for the executive officers to receive any bonus under this portion of the Bonus Plan. No amounts were earned under this portion of the Bonus Plan for 2005.

Stock Option Awards for 2005

Our Stock Incentive Plan provides for the issuance of incentive and non-qualified stock options to officers and employees to purchase shares of our common stock at an exercise price equal to the fair market value on the date of grant. See “Option Grants in Last Fiscal Year” for a summary of options granted to the named executive officers during 2005.

Restricted Stock Awards for 2005

Our Stock Incentive Plan provides for the granting of restricted stock to officers, employees and consultants, including non-employee board members. See “Restricted Stock Awards in Last Fiscal Year” for a summary of restricted stock awarded to the named executive officers during 2005.

Chief Executive Officer Compensation

Mr. Ranson’s 2005 base salary and annual bonus was determined in the manner described in “Base Salaries” and “Annual Bonus Awards for 2005” above. The Compensation Committee’s objective in setting the Chief Executive Officer’s 2005 compensation was to be competitive with other companies in the industry and to allow for potential compensation based on long-term performance criteria as defined in “Annual Bonus Awards for 2005,” “Stock Option Awards for 2005” and “Restricted Stock Awards for 2005” above.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Behrendt (Chair)
Mr. Hallman
Mr. Jacobsen
Mr. McDougall

STOCK PERFORMANCE GRAPH

The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The broad-based market index used is the Nasdaq Stock Market Total Return Index — U.S. and the industry-specific index used is the S&P 500 Computer Storage and Peripherals Index.

		Indexed Returns Year Ended
Company/Index	Base Period 12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
InFocus Corporation	$100.00	$149.29	$41.76	$65.63	$62.10	$27.19
S&P 500 Computer Storage and Peripherals	100.00	26.05	14.42	26.60	32.16	26.66
Nasdaq U.S. Index	100.00	79.32	54.84	81.99	89.22	91.12

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than ten percent of the outstanding shares of our common stock (“ten percent shareholders”) to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 2005, our officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements except that  John B. Daines, a former executive officer, failed to timely file one Form 4, Statement of Changes in Beneficial Ownership, regarding one purchase of our common stock.

SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be included in our Proxy Statement for our Annual Meeting must generally be received by us at our principal executive office no later than 120 days prior to the anniversary of the mailing of the prior years’ proxy materials. Further, to be considered timely, proposals by shareholders intended to be presented at our Annual Meeting must generally be received by us at our principal executive office no later than 60 calendar days and no earlier than 90 calendar days prior to the first anniversary of the preceding year’s annual meeting.

However, due to the delay in the 2006 Annual Meeting, and because the 2007 Annual Meeting is expected to be held on May 3, 2007, proposals by shareholders intended to be included in our Proxy Statement for our 2007 Annual Meeting must be received by us at our principal executive office no later than December 3, 2006. Proposals by shareholders intended to be presented at our 2007 Annual Meeting must be received by us at our principal executive office no later than March 5, 2007 and no earlier than February 2, 2007.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting. Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Please act promptly to insure that you will be represented at this important meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Shareholders, a copy of our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for our fiscal year ended December 31, 2005. Written requests should be mailed to the Secretary, InFocus Corporation, 27700B SW Parkway Avenue, Wilsonville, Oregon 97070.

By Order of the Board of Directors:

C. KYLE RANSON Director, President and Chief Executive Officer

Dated:  July 20, 2006

INFOCUS CORPORATION
Proxy for Annual Meeting of Shareholders to be Held on August 22, 2006

The undersigned hereby names, constitutes and appoints C. Kyle Ranson and Roger Rowe, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of InFocus Corporation (the “Company”) to be held at 1:00 p.m. on Tuesday, August 22, 2006, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on July 5, 2006, with all the powers that the undersigned would possess if he were personally present.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ITEMS BELOW, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

1. PROPOSAL 1 - Election of Directors	☐	FOR all nominees listed below
	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

Peter D. Behrendt	Michael R. Hallman	Svein S. Jacobsen

Duane C. McDougall	C. Kyle Ranson

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF
THE NOMINEES NAMED ABOVE.

2.             Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

Signature(s)                                                                                                               Dated__________________, 2006

NOTE:  Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

I do (   ) do not (   ) plan to attend the meeting. (Please check)

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company’s Secretary at the Company’s corporate offices at 27700B S.W. Parkway Avenue, Wilsonville, Oregon 97070, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/infs		Telephone 1-866-540-5760		Mail
	O		O
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	R	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	R	Mark, sign and date your proxy card and return it in the enclosed postage paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at:  http://www.infocus.com

You can now access your InFocus Corporation account online.

Access your InFocus Corporation shareholder account online via Investor ServiceDirectSM (ISD)

Mellon Investor Services LLC, Transfer Agent for InFocus Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC